                                                                     EXHIBIT 7.1

                      ASSUMPTION AND ASSIGNMENT AGREEMENT


        THIS ASSUMPTION AGREEMENT (this "Agreement") is made as of this 17th day of April, 2001, by and among, Columbia Hill, LLC, a North Carolina limited liability company (the "Debtor"), PF Management, Inc., a North Carolina corporation with principal offices in Hickory, North Carolina (the "Corporation"), and James C. Richardson, Jr., David R. Clark, and James M. Templeton (collectively, the "Guarantors").

                                    Recital:

        WHEREAS, the Debtor is obligated to Pierre Foods, Inc. (herein the "Obligee") under the terms of a certain promissory note dated February 28, 1997, as modified by that certain Note Modification Agreement dated January 7, 1999 (the "Modification"), in the original amount of $705,493.00 (as modified, the "Note"), a copy of which Note and Modification is attached hereto as Exhibit A, issued pursuant to that certain Agreement to Purchase and Sell Stock dated February 28, 1997 by and between WSMP, Inc. and the Debtor (the "Contract"), and

        WHEREAS, the Debtor is desirous of contributing and assigning its rights in the Contract and its assets, subject to its liabilities, to the Corporation as a contribution to its capital, and the Corporation is willing to assume all indebtedness, liabilities, and obligations of the Debtor under the Note and Contract.

        NOW, THEREFORE, in consideration of the mutual premises herein and the contribution by the Debtor of its assets to the Corporation, the parties hereto agree as follows:

        1. The Debtor hereby contributes all of its assets, subject to its liabilities, to the Corporation and hereby assigns the Contract to the Corporation.

        2. The Corporation hereby assumes the Note and accepts assignment of the Contract, and the Corporation hereby covenants, promises, and agrees (a) to pay the principal and interest due on the Note, and all other sums payable thereunder, at the times, in the manner, and in all respects as therein provided; (b) to perform and comply with all of the terms, covenants, agreements, and obligations to be performed by the Debtor under the Note or Contract at the times, in the manner, and in all respects as therein provided; and (c) to be bound by each and all of the terms, covenants, agreements, and obligations of the Contract and the Note. All Guarantors shall comply with all requirements of the Contract regarding execution and delivery of guarantys in the appropriate form to the Obligee.

        3. The Debtor shall remain fully liable under the terms, provisions, covenants, and obligations of the Note. The liability of the Debtor, Guarantors and the Corporation under the Note shall be joint and several. The assumption by the Corporation of the Note, the execution and delivery of this Agreement and the terms, provisions, covenants, agreements, or obligations contained in this Agreement shall in no manner release or lessen the indebtedness, liabilities, and obligations of the Debtor and Guarantors under the Note.

        4. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. This Agreement shall be binding upon the parties, their heirs, successors and assigns.

        5. This Agreement may be executed in counterparts, all of which when taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, this Agreement has been executed under seal as of the day and year first above written.


                                        COLUMBIA HILL, LLC


                                        /s/ James C. Richardson, Jr.   (SEAL)
                                        -------------------------------
                                        James C. Richardson, Jr., Manager

                                        /s/ David R. Clark             (SEAL)
                                        -------------------------------
                                        David R. Clark, Manager

                                        /s/ Larry D. Hefner            (SEAL)
                                        -------------------------------
                                        Larry D. Hefner, Manager


ATTEST:                                 PF Management, Inc.

/s/ Brian D. Davis                      By: /s/ David R. Clark
-----------------------                     ---------------------------
Brian D. Davis                              David R. Clark
Secretary                                   President


(Corporate Seal)

                                        Guarantors:

                                        /s/ David R. Clark            (SEAL)
                                        ------------------------------
                                        David R. Clark


                                        /s/ James C. Richardson, Jr.  (SEAL)
                                        ------------------------------
                                        James C. Richardson, Jr.


                                        /s/ James M. Templeton        (SEAL)
                                        ------------------------------
                                        James M. Templeton

                                   EXHIBIT A

                                PROMISSORY NOTE

$705,493.00                Claremont, North Carolina          February 28, 1997


        FOR VALUE RECEIVED the undersigned promises to pay to WSMP, INC. or order, the principal sum of Seven Hundred Five Thousand Four Hundred Ninety Three Dollars ($705,493.00), with interest from this date, at the rate of 8.25 percent (8-1/4%) per annum on the unpaid balance until paid or until default, both principal and interest payable in lawful money of the United States of America, at the office of WSMP, Inc., 1 WSMP Drive (P. O. Box 399), Claremont, North Carolina 28610, or at such place as the legal holder hereof may designate in writing. The principal and interest shall be due and payable as follows:

        ALL PRINCIPAL AND INTEREST payable in full on February 28, 1999.

        If not sooner paid, the entire remaining indebtedness shall be due and payable on February 28, 1999.

        In the event of (a) default in payment of principal or interest hereof as the same becomes due and such default is not cured within five (5) days from the due date, or (b) default under the terms of any instrument securing this Note, and such default is not cured within fifteen (15) days after written notice to maker, then in either such event the holder may without further notice, declare the remainder of the principal sum, together with all interest accrued thereon, at once due and payable. Failure to exercise this option shall not constitute waiver of the right to exercise the same at any other time. The unpaid principal of this Note and any part thereof, accrued interest and all other sums due under this Note, if any, shall bear interest at the rate of twelve percent (12%) per annum after default until paid.

        All parties to this note, including maker and any sureties, endorsers, or guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

        Upon default the holder of this Note may employ an attorney to enforce the holder's right and remedies and the maker, principal, surety, guarantor and endorsers of this note hereby agree to pay to the holder reasonable attorney fees not exceeding a sum equal to fifteen percent (15%) of the outstanding balance owing on said Note, plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies upon default. The rights and remedies of the holder as provided in this Note and any instrument securing this Note shall be cumulative and may be pursued singly, successively, or together against funds, property, or security held by the holder for payment or security, in the sole discretion of the holder. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

        This Note is issued as part of a transaction set forth in an Agreement to Purchase and Sell Stock of even date herewith, the terms of which are incorporated herein by reference as if set forth herein in full.

        This Note is to be governed and construed in accordance with the laws of the State of North Carolina.

        IN TESTIMONY WHEREOF, the undersigned limited liability company has caused this instrument to be signed in its corporate name by its Managers and Members the day and year first above written.


                                        COLUMBIA HILL, LLC


                                        By: /s/ James C. Richardson, Jr.
                                            ----------------------------
                                            James C. Richardson, Jr.
                                            Manager and Member

                                        By: /s/ David R. Clark
                                            ----------------------------
                                            David R. Clark
                                            Manager and Member

                                   EXHIBIT A

                          NOTE MODIFICATION AGREEMENT


        THIS NOTE MODIFICATION AGREEMENT (this "Agreement") effective this 7th day of January, 1999, by and between FRESH FOODS, INC. (formerly WSMP, Inc.), a North Carolina corporation ("Foods"), and COLUMBIA HILL, LLC, a North Carolina limited liability company with an address of Post Office Box 399, Claremont, North Carolina 28610 (herein the "Borrower") and Larry D. Hefner, David R. Clark, and James C. Richardson, Jr. ("Guarantors").

                                    RECITALS

        WHEREAS, Borrower is indebted to Foods as evidenced by a certain Promissory Note dated February 28, 1997 ("Note") in the original principal amount of $705,493.00, guaranteed by the Guarantors under certain Guaranty Agreements, said Note and Guaranty Agreements incorporated herein by reference, and

        WHEREAS, the Borrower, Guarantors, and Foods desire to amend certain provisions of the Note.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Guarantors and Foods hereby agree as follows:

        1. The Note is hereby amended by deleting the existing language dealing with the payment term and maturity following the first paragraph, which deleted language reads as follows:

                ALL PRINCIPAL AND INTEREST payable in full on February 28, 1999.

                If not sooner paid, the entire remaining indebtedness shall be due and payable on February 28, 1999.

        2. The Note is hereby amended by substituting the following language for the aforesaid deleted language:

                               PAYABLE ON DEMAND

        3. The Borrower will execute such confirmatory instruments with respect to the Note, as amended herein, as Foods may require.

        4. Except as expressly modified by this Agreement, the Borrower and Guarantors ratify and confirm all of its representations, warranties, covenants, liabilities and obligations under the Principal Documents and agrees that: (i) the Principal Documents continue in full force and effect as if set forth specifically herein; (ii) the Borrower nor Guarantors have no right of setoff, counterclaim or defense to payment of the liabilities and obligations under the Principal Documents; (iii) nothing herein shall in any way impair the security or collateral now held for the indebtedness evidenced by the Note, nor waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Principal Documents, nor affect or impair any rights, or remedies Foods may have against the Guarantors who are secondarily liable for the repayment of the indebtedness evidenced by the Note, as amended herein; and (iv) the failure of Borrower to fully perform its obligations under the Principal Documents shall entitle Foods to exercise any and all rights set forth herein, in the Principal Documents or otherwise available at law or in equity. The Borrower, Guarantors, and Foods further agree that this Agreement shall not be construed as an agreement to extinguish the original obligations under the Principal Documents and shall not constitute a novation as to the obligations of the Borrower or Guarantors under the Principal Documents.

        5. As used herein, the term "Principal Documents" shall mean the Note, the Guaranty Agreements of the Guarantors and each other document or instrument delivered in connection therewith.

        6. This Agreement may not be amended, changed, modified, altered, or terminated without in each instance the prior written consent of Foods. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina.

        7. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one agreement.

        IN WITNESS WHEREOF, the undersigned, if an individual, has executed this Note Modification Agreement under seal by adopting the word "SEAL" appearing beside his name as his personal seal and, if the Corporation, has caused this Note Modification Agreement to be executed, sealed and delivered by and through its duly authorized officers as of the day and year first above written.

                                        BORROWER:

                                        COLUMBIA HILL, LLC

                                        By: /s/ David R. Clark
                                            ----------------------------
                                            David R. Clark, Manager

                                        By: /s/ Larry D. Hefner
                                            ----------------------------
                                            Larry D. Hefner, Manager

                                        By: /s/ James C. Richardson, Jr.
                                            ----------------------------
                                            James C. Richardson, Jr.,
                                            Manager

                                        FOODS:

                                        FRESH FOODS, INC.

                                        By: /s/ Matt Hollifield
                                            ----------------------------
                                            Vice President


ATTEST:

/s/ James E. Harris
----------------------
Secretary

                                        GUARANTORS:


                                        /s/ David R. Clark             (SEAL)
                                        -------------------------------
                                        David R. Clark

                                        /s/ Larry D. Hefner            (SEAL)
                                        -------------------------------
                                        Larry D. Hefner

                                        /s/ James C. Richardson, Jr.   (SEAL)
                                        -------------------------------
                                        James C. Richardson, Jr.




                                       3